Exhibit 99.2

Q4 2010 Earnings Call October 28, 2010

Forward-Looking Statements and Other Disclosure Matters Forward-Looking Statements -- This presentation contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results and the acquisition of ADC Telecommunications, Inc. (ADC). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the ADC transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 25, 2009, March 26, 2010, and June 25, 2010, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission. Non-GAAP Measures -- Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation. Correction of Immaterial Errors -- During the third quarter of fiscal 2010, the company identified certain errors in its accounting for income taxes. The company corrected these errors in the affected prior periods. Please refer to the appendix for additional information regarding the correction of immaterial errors.

Summary Strong Q4 Results Top end of Q4 FY10 guidance for sales and adjusted EPS Adjusted EPS of $0.72, up from $0.30 in prior year Adjusted operating margin of 14.2%, up 600 bps year-on-year Free cash flow of $443 million FY 2010 results show broad growth and improvement in operating leverage Sales increased 18% vs. prior year, adjusted operating margin of 13.7% Free cash flow of $1.4 billion, up 15% over 2009 ~60% returned to shareholders Board approved increase to share repurchase program and plan to increase dividend by 12.5% Strong Finish to a Very Good Year

Q4 Revenue Summary Year-on-year and sequential increases across all segments, excluding expected decline in SubCom ($ in Millions) Segment Q4 FY10 Q4 FY09 Q3 FY10 Y/Y Change Q/Q Change Electronic Components 2,101 $ 1,632 $ 2,074 $ 29% 1% Network Solutions 469 436 442 8% 6% Specialty Products 422 362 398 17% 6% Total Excluding SubCom 2,992 $ 2,429 $ 2,914 $ 23% 3% Subsea Communications 145 268 170 (46%) (15%) Total 3,137 $ 2,698 $ 3,084 $ 16% 2% Consumer vs. Industrial/ Infrastructure Markets Consumer 1,434 $ 1,197 $ 1,459 $ 20% (2%) Percent of Total 46% 44% 47% Industrial/ Infrastructure 1,703 1,501 1,625 13% 5% Percent of Total 54% 56% 53% Total 3,137 $ 2,698 $ 3,084 $ 16% 2%

Q4 Revenue by Segment

Electronic Components - Revenue $2,101 Million

($ in Millions)



Automotive $1,020
DataComm $285
Industrial $246
Appliance $149
Computer $128
Consumer Devices $94
Other $179

- Automotive up 26% vs. prior year. Down 3% vs. Q3 due to seasonally lower production in EMEA and China.
- DataComm up 51% vs. prior year, and 9% vs. Q3 due to continued growth in enterprise/ broadband spending and program wins.
- Industrial up 56% vs. prior year, and 5% vs. Q3 driven by factory automation particularly in Asia.
- Appliance up 29% vs. prior year reflecting strong demand in Asia. Down 5% vs. Q3.
- Computer up 15% vs. prior year. Down 3% vs. Q3 due to short-term supply chain adjustments.
- Consumer Devices down 9% vs. prior year, and flat vs. Q3.

Network Solutions - Revenue $469 Million

($ in Millions)



Service Providers $138
Energy $205
Other $6
Enterprise Networks $120

- Energy up 11% vs. prior year. Up 9% vs. Q3 due to increased investment levels in Europe and normal seasonality.
- Service Providers up 28% vs. prior year due to increasing spending by carriers in Europe. Up 4% vs. Q3 due to growth in Asia and Americas.
- Enterprise Networks up 12% vs. prior year reflecting increased spending in Europe and Asia. Up 3% vs. Q3 due to growth in Asia and Americas.

Revenue changes are on an organic basis. Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation.

Tyco Electronics

page 5 / October 28, 2010

Specialty Products - Revenue $422 Million Subsea Communications - Revenue $145 Million Revenue down 46% vs. prior year, and 14% sequentially. Backlog at quarter-end of $475M. Solid pipeline. Expect 2011 revenue of $600 to $700 million. Q4 Revenue by Segment (cont.) Aerospace, Defense & Marine up 16% vs. prior year, and 3% vs. Q3 due to growth in commercial aircraft as a result of increasing OEM production levels. Touch Systems up 30% vs. prior year, and 10% vs. Q3 due to continued improvement in retail and industrial markets. Circuit Protection up 13% vs. prior year, and 1% vs. Q3 due to growth in portable device applications and automotive market. Medical up 12% vs. prior year, and 5% vs. Q3 as spending on capital equipment and disposable devices continues to increase as well as program wins. ($ in Millions) Revenue changes are on an organic basis. ($ in Millions) Medical $66 Aerospace Defense & Marine $167 Circuit Protection $77 Touch Systems $112 $583 $37 $475 $(145) $0 $100 $200 $300 $400 $500 $600 $700 Jun-10 Orders Q4 Sales Sep-10 Subsea Communications Backlog

Q4 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. Q4 FY10 Q4 FY09 Q3 FY10 Net Sales 3,137 $ 2,698 $ 3,084 $ Operating Income 382 $ 176 $ 467 $ Restructuring & Other Charges 56 45 3 Other Items 8 - (7) Adj. Operating Income 446 $ 221 $ 463 $ Operating Margin 12.2% 6.5% 15.1% Adjusted Operating Margin 14.2% 8.2% 15.0% GAAP Earnings Per Share 0.56 $ 0.18 $ 0.72 $ Restructuring & Other Charges 0.10 0.08 0.01 Retirement of Debt - (0.04) - Tax & Other Items, net 0.05 0.09 (0.04) Acquisition & Integration Costs 0.02 - - Adjusted EPS 0.72 $ 0.30 $ 0.70 $

Q4 Operating Results Gross Margin Performance Continued strong fall-through due to productivity gains and prior year footprint actions Maintained sequential Gross Margin despite expected decline of ~50 basis points due to SubCom project execution in Q3 Expect gross margin of 31%+ for Q1 Consistently delivering 31+% gross margins Operating Expense Performance Operating Expenses at expected levels Investing in engineering Expect RD&E of ~5% and SG&A of ~12.5% in Q1 ($ in Millions) Operating Expenses Q4 FY10 Q4 FY09 Q3 FY10 RD&E 158 $ 131 $ 147 $ SG&A 389 338 375 Total 547 $ 469 $ 522 $ % of Sales RD&E 5.0% 4.9% 4.8% SG&A 12.4% 12.5% 12.2% Gross Margin Percentage 23% 26% 29% 32% 35% GM % 29% 25% 29% 32% 32% 32% FY 2008 FY 2009 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10

Q4 Other Items Net Interest Expense Benefit of lower average debt levels Adjusted Other Income Relates to Tax Sharing Agreement Expect ~$14 million in Q1 Income Taxes on Adjusted Income Expect adjusted tax rate of ~26% for Q1 Adjusted Other Income, Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation. ($ in Millions) Q4 FY10 Q4 FY09 Interest Expense, Net (34) $ (36) $ Other Income (Expense), Net 52 $ (55) $ Adj. Other Income, Net 12 $ 9 $ Income Tax Expense (145) $ (3) $ Effective Tax Rate 36% 4% Adj. Income Tax Expense (96) $ (58) $ Adj. Effective Tax Rate 23% 29%

Q4 Free Cash Flow and Working Capital Q4 Free Cash Flow driven by: Strong earnings levels and continued solid working capital management Working capital days metrics flat vs. Q3 Capital spending of 4% of sales Expect capital spending of ~4.5% of sales in 2011 Restructuring Q4 cash spending of $38 million Program near conclusion Expect ~$50 million of cash spending in Q1 Expect ~$130 million of cash spending in 2011 Excludes potential ADC related expenditures Expect 2011 Free Cash Flow in excess of $1.2 Billion ($ in Millions) Free Cash Flow is a non-GAAP measure; see Appendix for description. Q4 FY10 Q4 FY09 Cash from Continuing Operations 474 $ 549 $ Capital Expenditures (136) (58) Proceeds on Asset Sales 11 4 Pre-separation Litigation Payments 25 52 Voluntary Pension Contributions 69 61 Free Cash Flow 443 $ 608 $ Restructuring Cash Spend 38 $ 60 $ Cash Taxes 83 $ 34 $ A/R - $ 2,259 $ 1,975 $ Days Sales Outstanding 65 66 Inventory (ex. CIP) - $ 1,501 $ 1,316 $ Days on Hand 63 59 Accounts Payable - $ 1,386 $ 1,068 $ Days Outstanding 58 48

Q4 Liquidity and Debt ($ in Millions) Liquidity and use of cash: Dividends $0.16 per share paid in September Board recommending shareholders approve dividend increase of 12.5% to $0.18 per share starting Q3 FY11 Share Repurchase Repurchased ~4M shares in Q4 FY10 Board approved $750M increase in repurchase program ADC acquisition expected to be funded with ~$1 billion of cash, remainder with debt Liquidity Summary Q4 FY10 Q4 FY09 Beginning Cash Balance 1,815 $ 1,258 $ Free Cash Flow 443 608 Debt Reduction - (141) Dividends (71) (73) Share Repurchase (115) - Pre-separation Litigation Payments (25) (52) Voluntary Pension Contribution (69) (61) (Acquisition)/ Divestiture of Businesses (20) - Other 32 (18) Ending Cash Balance 1,990 $ 1,521 $ Total Debt 2,413 $ 2,417 $

Segment Change – Effective Q1 FY2011

Current Segments - 4

Electronic Components	$8.1 Billion
Network Solutions	$1.7 Billion
Specialty Products	$1.6 Billion
Subsea Communications	$0.7 Billion

New Segments - 3

Transportation Connectivity Automotive Aerospace, Defense & Marine	$4.8 Billion
Communications & Industrial Solutions Non-Auto EC Businesses SPG Businesses (Ex-AD&M)	$4.8 Billion
Network Solutions Existing Networks Segment Subsea Communications *ADC Businesses upon closing **	$2.5 Billion

Aligning Similar Businesses & Streamlining Management Structure

Dollar amounts are FY10 full year. See Appendix for further end market detail.

* Sales related to pending ADC acquisition are not included in dollar amounts shown above

Tyco Electronics

page 12 / October 28, 2010

Q4 Orders Summary Order rates have stabilized at ~$3.1 billion level ($ in Millions) Segment Q4 FY09 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 FY10 Electronic Components 1,794 $ 2,111 $ 2,203 $ 2,255 $ 2,076 $ 8,645 $ Book to Bill 1.10 1.11 1.11 1.09 0.99 1.07 Network Solutions 423 426 413 457 485 1,782 Book to Bill 0.97 1.01 1.05 1.03 1.04 1.03 Specialty Products 327 383 399 426 389 1,598 Book to Bill 0.90 1.08 1.08 1.07 0.91 1.03 Total Excluding SubCom 2,544 $ 2,921 $ 3,015 $ 3,139 $ 2,950 $ 12,025 $ Book to Bill 1.05 1.09 1.10 1.07 0.99 1.06 Subsea Communications 353 42 43 126 21 231 Book to Bill 1.32 0.21 0.20 0.74 0.14 0.32 Total 2,897 $ 2,963 $ 3,058 $ 3,264 $ 2,971 $ 12,256 $ Book to Bill 1.07 1.02 1.04 1.06 0.95 1.02

Q1 & Full Year 2011 Outlook* Adjusted EPS * Assumes current commodity rates and currency exchange rates Organic growth driven by: Consumer and industrial/infrastructure markets, excluding SubCom, up 11 to 15% vs. 2010 SubCom ~$150 million, down ~25% vs. 2010 Maintain gross margin at ~31%+ Operating margin ~14% Excludes pending ADC Acquisition Q1 Outlook* Full Year 2011 Outlook* Key Assumptions: Global automotive production of 74 million vehicles vs. 72 million in 2010 Global GDP ~ 2-3% SubCom $600 to 700 million vs. $724 million in 2010 Includes 53rd week ~$240 million in sales and $0.05 of EPS Excludes pending ADC acquisition Adjusted EPS ($ in Millions, except per share amounts) Sales $3,050 to $3,150 Growth vs Prior Year: Actual 5% 9% Organic 9% 12% Growth vs Prior Year 40% 49% ($ in Millions, except per share amounts) Sales $12,800 to $13,200 Growth vs Prior Year: Actual 6% 9% Organic 4% 7% Growth vs Prior Year 12% 20%

Q & A

Appendix

Non-GAAP Measures and Other Disclosure Matters Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax (Expense) Benefit,” “Adjusted Effective Tax Rate,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on the company’s sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results. See the accompanying tables to this presentation for the reconciliation presenting the components of Organic Sales Growth. The company has presented its operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, and other income or charges (“Adjusted Operating Income”). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, and other income or charges (“Adjusted Operating Margin”). The company presents Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast. The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt (“Adjusted Other Income, Net”). The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income tax (expense) benefit after adjusting for the tax effect of special items including charges related to restructuring and other charges, impairment charges, acquisition and integration costs, other income or charges, and certain significant special tax items (“Adjusted Income Tax (Expense) Benefit”). The company presents Adjusted Income Tax (Expense) Benefit to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax (Expense) Benefit and income tax (expense) benefit (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax (expense) benefit. This limitation is best addressed by using Adjusted Income Tax (Expense) Benefit in combination with income tax (expense) benefit (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles

Non-GAAP Measures and Other Disclosure Matters (cont.) The company has presented effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring and other charges, impairment charges, acquisition and integration costs, other income or charges, and certain significant special tax items (“Adjusted Effective Tax Rate”). The company presents Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items and certain significant special tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation. The difference reflects the impact from: net capital expenditures, voluntary pension contributions, and cash impact of special items. Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any such future contributions. In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

Non-GAAP Measures and Other Disclosure Matters (cont.) The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission. Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures. Correction of Immaterial Errors During the third quarter of fiscal 2010, the company identified certain errors in its accounting for income taxes. These errors related to the adoption of the uncertain tax position provisions of ASC 740, Income Taxes, in fiscal 2008 and data utilized in the determination of the company’s income tax provision in fiscal 2005 through fiscal 2009. The company evaluated the effects of these errors individually and in the aggregate and determined that its prior period financial statements are not materially misstated. However, the company determined that the cumulative effect of correcting these errors in fiscal 2010 would be material to the fiscal 2010 financial statements. Therefore, the company corrected these errors in the affected prior periods. More information related to these corrections is provided in the schedules in this appendix.

Q1 Outlook Detail * Assumes current commodity rates and currency exchange rates ($ in Millions, except per share amounts) Q1 Outlook* Q1 FY10 Q4 FY10 Sales $3,050 to $3,150 $2,892 $3,137 Operating Income $404 to $429 $269 $382 Restructuring and Other Charges ($9) ($63) ($56) Acquisition and Integration Costs ($4) - ($8) Adjusted Operating Income $417 to $442 $332 $446 GAAP Diluted EPS $0.63 to $0.67 $0.37 $0.56 Adjusted Diluted EPS $0.66 to $0.70 $0.47 $0.72

Segment Change – Effective Q1 FY2011 Current Segments - 2010 Reported New Segments - 2010 Revenue Electronic Components (EC): Transportation Connectivity Automotive $4,097 Automotive $4,176 DataComm 986 Aerospace, Defense, and Marine 623 Industrial 889 Total $4,799 Appliance 582 Computer 491 Consumer Devices 387 Communications & Industrial Solutions Other 638 Industrial $1,405 (1) Total $8,070 DataComm 957 Consumer Devices 826 (2) Network Solutions: Appliance 754 Energy $772 Computer 489 Service Providers 482 Touch Systems 389 Enterprise Networks 447 Total $4,820 Other 26 Total $1,727 Network Solutions Specialty Products (SPG): Energy $754 Aerospace, Defense, and Marine $623 Subsea Communications 724 Touch Systems 389 Service Providers 513 Circuit Protection 289 Enterprise Networks 460 Medical 247 Total $2,451 Other 1 Total $1,549 Total $12,070 Subsea Communications $724 Total $12,070 (1) (2) Includes Industrial Machinery, Commercial & Building Equipment, Rail & Mass Transit, Medical, Alternative Energy and Lighting Includes Mobile Phone, Consumer Electronics, Circuit Protection and Business & Retail Equipment

Net Sales Growth Reconciliation – Q4 10 vs. Q4 09

	Change in Net Sales for the Quarter Ended September 24, 2010 versus Net Sales for the Quarter Ended September 25, 2009						Percentage of Segment's Total Net Sales for the Quarter Ended September 24, 2010
	Organic [1]		Translation [2]	Divestiture	Total		
	($ in millions)						
Electronic Components [3]:							
Automotive	$ 215	25.7 %	$ (33)	$ -	$ 182	21.7 %	49 %
DataComm	96	51.0	1	-	97	51.6	14
Industrial	91	55.6	(8)	-	83	50.9	11
Appliance	33	29.0	1	-	34	29.6	7
Computer	17	15.3	2	-	19	17.4	6
Consumer Devices	(9)	(8.5)	-	-	(9)	(8.7)	4
Other	69	60.2	(6)	-	63	54.3	9
Total	512	31.4	(43)	-	469	28.7	100 %
Network Solutions [3]:							
Energy	22	10.6	(10)	(15)	(3)	(1.4)	44
Service Providers	32	28.0	(7)	-	25	22.1	29
Enterprise Networks	13	12.1	(1)	-	12	11.1	26
Other	-	(8.5)	(1)	-	(1)	(14.3)	1
Total	67	15.3	(19)	(15)	33	7.6	100 %
Specialty Products [3]:							
Aerospace, Defense, and Marine	24	15.5	(5)	-	19	12.8	40
Touch Systems	26	30.0	(2)	-	24	27.3	26
Circuit Protection	9	13.3	1	-	10	14.9	18
Medical	7	12.0	-	-	7	11.9	16
Total	66	18.1	(6)	-	60	16.6	100 %
Subsea Communications	(122)	(45.6)	(1)	-	(123)	(45.9)	
Total	$ 523	19.4 %	$ (69)	$ (15)	$ 439	16.3 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 22 / October 28, 2010

Net Sales Growth Reconciliation – Q4 10 vs. Q3 10

	Change in Net Sales for the Quarter Ended September 24, 2010 versus Net Sales for the Quarter Ended June 25, 2010					Percentage of Segment's Total Net Sales for the Quarter Ended September 24, 2010
	Organic [1]		Translation [2]	Total		
			($ in millions)			
Electronic Components [3]:						
Automotive	$ (28)	(2.7) %	$ 10	$ (18)	(1.7) %	49 %
DataComm	23	9.1	5	28	10.9	14
Industrial	11	4.8	1	12	5.1	11
Appliance	(8)	(5.1)	2	(6)	(3.9)	7
Computer	(4)	(3.2)	2	(2)	(1.5)	6
Consumer Devices	-	-	1	1	1.1	4
Other	13	7.3	(1)	12	7.2	9
Total	7	0.3	20	27	1.3	100 %
Network Solutions [3]:						
Energy	17	8.7	-	17	9.0	44
Service Providers	5	3.8	1	6	4.5	29
Enterprise Networks	4	3.1	-	4	3.4	26
Other	(1)	(10.1)	1	-	-	1
Total	25	5.5	2	27	6.1	100 %
Specialty Products [3]:						
Aerospace, Defense, and Marine	6	3.2	-	6	3.7	40
Touch Systems	10	9.9	1	11	10.9	26
Circuit Protection	1	1.0	2	3	4.1	18
Medical	3	4.7	1	4	6.5	16
Total	20	4.8	4	24	6.0	100 %
Subsea Communications	(24)	(14.1)	(1)	(25)	(14.7)	
Total	$ 28	0.9 %	$ 25	$ 53	1.7 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.
[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.
[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 23 / October 28, 2010

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 24, 2010 Acquisition Restructuring and Integration and Other Tax Adjusted U.S. GAAP Costs Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Electronic Components 244 $ - $ 52 $ - $ 296 $ Network Solutions 55 8 3 - 66 Specialty Products 64 - - - 64 Subsea Communications 19 - 1 - 20 Total 382 $ 8 $ 56 $ - $ 446 $ Operating Margin 12.2% 14.2% Other Income, Net 52 $ - $ - $ (40) $ 12 $ Income Tax Expense (145) $ - $ (13) $ 62 $ (96) $ Effective Tax Rate 36.3% 22.6% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 253 $ 8 $ 43 $ 22 $ 326 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.56 $ 0.02 $ 0.10 $ 0.05 $ 0.72 $ (2) See description of non-GAAP measures contained in this appendix. Adjustments ($ in millions, except per share data) (1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 25, 2009 Restructuring and Other Tax Retirement Adjusted U.S. GAAP Charges, Net (1) Items (2) of Debt (Non-GAAP) (3) Operating Income: Electronic Components 38 $ 24 $ - $ - $ 62 $ Network Solutions 37 14 - - 51 Specialty Products 47 4 - - 51 Subsea Communications 54 3 - - 57 Total 176 $ 45 $ - $ - $ 221 $ Operating Margin 6.5% 8.2% Other Income (Expense), Net (55) $ - $ 86 $ (22) $ 9 $ Income Tax Expense (3) $ (9) $ (46) $ - $ (58) $ Effective Tax Rate 3.5% 29.4% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 81 $ 36 $ 40 $ (19) $ 138 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.18 $ 0.08 $ 0.09 $ (0.04) $ 0.30 $ (3) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) (1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales. Adjustments (2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 25, 2010 Restructuring and Other Tax Other Items, Adjusted U.S. GAAP Charges, Net Items (1) Net (2) (Non-GAAP) (3) Operating Income: Electronic Components 298 $ 4 $ - $ - $ 302 $ Network Solutions 60 (1) - - 59 Specialty Products 66 1 - - 67 Subsea Communications 36 (1) - - 35 Pre-separation litigation income 7 - - (7) - Total 467 $ 3 $ - $ (7) $ 463 $ Operating Margin 15.1% 15.0% Other Income, Net 42 $ - $ (33) $ - $ 9 $ Income Tax Expense (144) $ - $ 26 $ - $ (118) $ Effective Tax Rate 30.3% 26.9% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 330 $ 3 $ (7) $ (7) $ 319 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.72 $ 0.01 $ (0.02) $ (0.02) $ 0.70 $ (3) See description of non-GAAP measures contained in this appendix. Adjustments (1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the completion of an audit of prior year tax returns. Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. (2) Consists of $7 million of income related to pre-separation securities litigation. ($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 25, 2009 Adjustments Restructuring and Other Adjusted U.S. GAAP Charges, Net (1) (Non-GAAP) (2) Operating Income: Electronic Components 163 $ 44 $ 207 $ Network Solutions 20 17 37 Specialty Products 51 - 51 Subsea Communications 35 2 37 Total 269 $ 63 $ 332 $ Operating Margin 9.3% 11.5% Other Income, Net 8 $ - $ 8 $ Income Tax Expense (69) $ (16) $ (85) $ Effective Tax Rate 28.5% 27.9% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 172 $ 47 $ 219 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.37 $ 0.10 $ 0.47 $ (1) Includes $66 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales. (2) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 24, 2010 Restructuring and Other Tax Other Items, Adjusted U.S. GAAP Charges, Net (1) Items (2) Net (3) (Non-GAAP) (4) Operating Income: Electronic Components 967 $ 108 $ - $ - $ 1,075 $ Network Solutions 177 19 - 8 204 Specialty Products 230 5 - - 235 Subsea Communications 135 2 - - 137 Pre-separation litigation income 7 - - (7) - Total 1,516 $ 134 $ - $ 1 $ 1,651 $ Operating Margin 12.6% 13.7% Other Income, Net 177 $ - $ (137) $ - $ 40 $ Income Tax Expense (493) $ (30) $ 134 $ - $ (389) $ Effective Tax Rate 31.6% 25.0% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 1,059 $ 104 $ (3) $ 1 $ 1,161 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 2.32 $ 0.23 $ (0.01) $ 0.00 $ 2.54 $ (4) See description of non-GAAP measures contained in this appendix. (3) Consists of $8 million of acquisition and integration costs and $7 million of income related to pre-separation securities litigation. Adjustments (2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards. ($ in millions, except per share data) (1) Includes $137 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 25, 2009

		Adjustments				
	U.S. GAAP	Restructuring and Other Charges, Net [1]	Impairment of Goodwill	Tax Items [2]	Other Items, Net [3]	Adjusted (Non-GAAP) [4]
	($ in millions, except per share data)					
Operating Income (Loss):						
Electronic Components	$ (3,716)	$ 278	$ 3,435	$ -	$ -	$ (3)
Network Solutions	133	56	-	-	-	189
Specialty Products	34	31	112	-	8	185
Subsea Communications	219	8	-	-	-	227
Pre-separation litigation charges	(144)	-	-	-	144	-
Total	$ (3,474)	$ 373	$ 3,547	$ -	$ 152	$ 598
Operating Margin	NM [6]					5.8%
Other Income (Expense), Net	$ (48)	$ -	$ -	$ 86	$ (22)	$ 16
Income Tax (Expense) Benefit	$ 567	$ (87)	$ (523)	$ (46)	$ (3)	$ (92)
Effective Tax Rate	15.4%					19.6%
Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$ (3,109)	$ 286	$ 3,024	$ 40	$ 130	$ 371
Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. [5]	$ (6.77)	$ 0.62	$ 6.57	$ 0.09	$ 0.28	$ 0.81

[1] Includes $375 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

[2] Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

[3] Consists of $144 million of charges related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses. Also includes net gain related to retirement of debt of $19 million.

[4] See description of non-GAAP measures contained in this appendix.

[5] GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive. Such amounts are included in non-GAAP diluted shares.

[6] Not meaningful.

Tyco Electronics

page 29 / October 28, 2010

Correction of Immaterial Errors Amounts Previously Reported As Corrected Amounts Previously Reported As Corrected Income tax (expense) benefit (1) $ (3) $ 576 $ 567 $ Income (loss) from continuing operations 84 82 (3,094) (3,103) Net income (loss) 94 92 (3,250) (3,259) Net income (loss) attributable to Tyco Electronics Ltd. 93 91 (3,256) (3,265) Amounts attributable to Tyco Electronics Ltd.: Income (loss) from continuing operations 83 81 (3,100) (3,109) Net income (loss) 93 91 (3,256) (3,265) Basic earnings (loss) per share attributable to Tyco Electronics Ltd.: Income (loss) from continuing operations 0.18 $ 0.18 $ (6.75) $ (6.77) $ Net income (loss) 0.20 0.20 (7.09) (7.11) Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.: Income (loss) from continuing operations 0.18 $ 0.18 $ (6.75) $ (6.77) $ Net income (loss) 0.20 0.20 (7.09) (7.11) See discussion of the correction of immaterial errors contained in this appendix. The impact of correcting the immaterial errors on the Company's Condensed Consolidated Statements of Operations is as follows: For the Year Ended September 25, 2009 September 25, 2009 For the Quarter Ended ($ in millions, except per share data)